Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July 15, 2026, by and between Eli Lilly and Company, an Indiana corporation (“Parent”), and the undersigned holder (the “Stockholder”) of common stock, par value $0.01 per share, of AtaiBeckley Inc., a Delaware corporation (the “Company”, and such shares of common stock, the “Company Shares”). Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of July 15, 2026 by and among Parent, Albali Acquisition Corporation, a Delaware corporation and an indirect wholly owned Subsidiary of Parent (“Merger Sub”), and the Company (the “Merger Agreement”).

WHEREAS, Parent, Merger Sub and the Company have entered into the Merger Agreement, pursuant to which, among other things, Merger Sub will merge with and into the Company with the Company surviving the Merger as the Surviving Corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Stockholder beneficially owns (as defined in Rule 13d-3 under the Exchange Act), as of the date of this Agreement, the number of Company Shares (together with any New Shares (as defined below in Section 2), the “Shares”), and holds other rights to acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the number of Company Shares indicated opposite the Stockholder’s name on Schedule 1 attached hereto; and

WHEREAS, as an inducement and a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder, and the Stockholder has agreed to, enter into and perform this Agreement and vote the Stockholder’s Shares on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, representations, warranties and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the Stockholder and Parent agree as follows:

Section 1        Agreement to Vote the Shares. Subject to the terms of this Agreement, Stockholder hereby agrees that, from the period beginning on the date hereof and ending on the date that this Agreement is terminated in accordance with Section 12 of this Agreement (the “Support Period”), at the Company Stockholder Meeting or any other annual or special meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, and in connection with any written consent of the Company’s stockholders and in any other circumstance in which a vote, consent, resolution or other approval of the stockholders of the Company is sought, in each case, with respect to which any of the matters described in subsections (i) through (iv) of this Section 1 is to be considered, Stockholder shall (solely in its capacity as a stockholder of the Company) (a) appear at such meeting or otherwise cause all of the Shares owned by it as of the record date for determining stockholders entitled to vote at such meeting to be counted as present at such meeting for purposes of calculating a quorum (provided, that this Section 1 shall not require the Stockholder to be present or cause the Shares to be counted as present with respect to any meeting called for the consideration of an Adverse Amendment (as defined in Section 12)) and respond to each request by the Company for written consent, if any, of any Shares entitled to provide consent as of the record date for determining the stockholders of the Company entitled to act by consent, and (b) vote (or cause to be voted) or duly execute and deliver or cause to be duly executed and delivered a written consent with respect to all of the Stockholder’s Shares owned by it as of the such record date: (i) in favor of adoption of the Merger, the adoption of the Merger Agreement and the approval of any other actions contemplated by the Merger Agreement as to which stockholders of the Company are called upon to vote or consent in favor of that is necessary for the consummation of the Merger or the other Contemplated Transactions, including any proposal to adjourn or postpone a meeting of the stockholders of the Company to a later date if there are not sufficient votes at the time of the meeting to adopt the Merger Agreement or approve any of the transactions contemplated thereby in accordance with Section 5.4(b) of the Merger Agreement; (ii) against any action, proposal, transaction or agreement (including any amendment, waiver, release from or non-enforcement of any agreement) that would reasonably be expected to result in (A) any of the conditions to the Merger under the Merger Agreement not being fulfilled or (B) result in a breach of any covenant, representation, warranty or other obligation or agreement of such Stockholder under this Agreement; (iii) against any Acquisition Proposal or any action, agreement, transaction or other matter that would reasonably be expected to, prevent, materially impair or materially delay the consummation of the Merger and all other transactions contemplated by the Merger Agreement; and (iv) against any change in the membership of the Company Board that is not recommended or approved by the Company Board or any change in the voting rights of any class of shares of the Company. During the Support Period, the Stockholder shall not propose, take, commit or agree to take any action inconsistent with the Stockholder’s obligations set forth in this Section 1. The Stockholder shall retain at all times the right to vote all of the Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

Section 2        Additional Purchases. The Stockholder agrees that any Company Shares or other securities convertible, exchangeable or redeemable for Company Shares that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) during the Support Period, including by the exercise of a Company Stock Option or the settlement of a Company RSU (collectively, the “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof. Notwithstanding anything in this Agreement to the contrary, nothing herein shall require the Stockholder to exercise any Equity Award or require the Stockholder to purchase any Company Shares, and nothing herein shall prohibit the Stockholder from exercising any Equity Award held by the Stockholder or the settlement of any Equity Award.

Section 3           Agreement to Retain the Shares and Other Covenants.

(a)       During the Support Period, the Stockholder shall not Transfer (as defined below in Section 3(c)) (or agree to Transfer or cause or permit the Transfer of) any of the Shares or any Equity Awards held by the Stockholder. Without limiting the generality of the foregoing, during the Support Period, the Stockholder shall not tender, agree to tender or permit to be tendered any of the Shares in response to or otherwise in connection with any tender or exchange offer.

(b)       Section 3(a) of this Agreement shall not prohibit or otherwise restrict a Transfer of Shares: (i) as contemplated by the Merger Agreement, (ii) transferring all or a portion of the Shares to any Affiliate, partner, member, or equityholder of the Stockholder or by operation of law or if the Stockholder is an investment fund, to any other investment fund controlled by the same management company, (iii) if Stockholder is an individual, (x) to any member of Stockholder’s immediate family, (y) to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family or (z) by will or under the laws of intestacy upon the death of Stockholder; provided, that the recipient of the Shares pursuant to any such Transfer described in clauses (ii) or (iii) agrees to be bound by this Agreement by executing and delivering to Parent a joinder to this Agreement, in a form reasonably acceptable to Parent, prior to or concurrently with such Transfer or (iv) with Parent’s prior written consent(such exceptions set forth in clauses (i) through (iv), collectively, “Permitted Transfers”). To the fullest extent permitted by applicable Law, any Transfer (other than a Permitted Transfer), or purported Transfer (other than a Permitted Transfer), of any of the Shares in breach or violation of this Agreement shall be void and of no force or effect.

(c)       For the purposes of this Agreement, a Person shall be deemed to have effected a “Transfer” of a Share if such Person, directly or indirectly, (i) sells, pledges, encumbers, hypothecates, assigns, grants an option with respect to (or otherwise enters into a hedging arrangement with respect to), transfers, tenders or otherwise disposes of such Share in any way (including by merger, tender or exchange offer (other than as contemplated by the Merger Agreement and this Agreement), liquidation or dissolution, testamentary disposition, the creation of any Lien (other than (a) Liens of general applicability arising under applicable securities Laws, or (b) Liens as contained herein), entry into any derivative arrangement, operation of law, dividend, distribution or otherwise) or any interest in or beneficial ownership of such Share or (ii) deposits any Shares into a voting trust or enters into a voting agreement or arrangement or grants or permits the grant of any proxy or power of attorney with respect thereto that is inconsistent with this Agreement.

(d)      Subject to Section 7 below, at all times during the period commencing on the date hereof and continuing until the earlier to occur of (i) the termination of this Agreement pursuant to Section 12, and (ii) the Effective Time, the Stockholder shall not, and shall cause its Affiliates and its and their respective directors, officers and employees not to, and shall direct its and their other respective Representatives not to, (A) directly or indirectly initiate, solicit, or knowingly encourage or knowingly facilitate (including by way of providing information) any inquiries, proposals or offers, or the making of any submission or announcement of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal, (B) directly or indirectly engage in, enter into or participate in any discussions or negotiations with any Person with respect to any Acquisition Proposal or (C) provide any non-public information to, or afford access to the business, properties, assets, books or records of the Company and its Subsidiaries to, any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) in connection with any Acquisition Proposal. Stockholder shall immediately cease any solicitation, discussions, or negotiations with any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) with respect to any Acquisition Proposal, in each case except to the same extent that the Company is permitted to engage in, or take, any of the foregoing activities pursuant to Section 5.3 of the Merger Agreement. Notwithstanding the foregoing, the Stockholder and its Representatives may, solely in response to a bona fide inquiry or proposal that did not result from a material breach of this Section 3(d), inform a Person that has made or, to the Knowledge of the Company, is considering making an Acquisition Proposal of the provisions of this Section 3(d). For clarity, if such Stockholder is a venture capital or private equity investor, the term “Representative” (1) shall include any general partner of such Stockholder that is still affiliated with such Stockholder, but (2) shall exclude (x) any limited partner, (y) any general partner that is no longer affiliated with such Stockholder, and (z) any employees or other Representatives, in each case of clauses (x) through (z), who do not have actual knowledge of the Transactions. The Stockholder acknowledges and agrees that any violation of the restrictions set forth in this Section 3(d) by any Affiliate of such Stockholder or any of its or their respective Representatives acting on its behalf shall be deemed to be a breach by the Stockholder.

Section 4          Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as of the date hereof as follows:

(a)       To the extent Stockholder is not an individual, Stockholder is duly organized and validly existing and in good standing (or its equivalent, where applicable) under the laws of its jurisdiction of organization. The Stockholder has the requisite power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder and no other proceedings or actions on the part of the Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(b)      This Agreement has been duly executed and delivered by or on behalf of the Stockholder and, assuming due authorization, execution and delivery hereof by Parent, constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

(c)     The Stockholder is the record and beneficial owner of the number of the Shares and the other rights to acquire (whether currently, upon lapse of time, following the satisfaction of any condition, upon the occurrence of any event or any combination of the foregoing) beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the number of Company Shares, in each case indicated opposite the Stockholder’s name on Schedule 1, which constitute all of the securities of the Company owned of record or beneficially by the Stockholder or its Affiliates on the date hereof. The Stockholder does not beneficially own any Company Shares that it does not hold of record or own any Company Shares through its Affiliates. The Shares are now, and at all times during the Support Period will be, held by the Stockholder (or a nominee or custodian for its benefit or a transferee pursuant to a Permitted Transfer), free and clear of any Liens (other than Permitted Liens). The Stockholder has sole, and otherwise unrestricted, voting power with respect to such Shares, and none of the Shares are subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement.

(d)      The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations hereunder and the compliance by the Stockholder with any provisions hereof will not, violate, contravene or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, give to others any rights of termination, amendment, modification, acceleration or cancellation of, require any consent, waiver or approval rights, or result in the creation of any Lien (other than as contained herein) on any of the Shares pursuant to any Contract or permit or any order to which the Stockholder is a party or by which the Stockholder or any of its assets (including the Shares) are bound, or, to the Stockholder’s knowledge, any Law to which the Stockholder is subject or by which any of the Stockholder’s assets (including the Shares) are bound or any certificate of incorporation, bylaw or other similar organizational document of the Stockholder, in each case, except as would not reasonably be expected to prevent or materially delay or materially impair the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact the Stockholder’s ability to comply with the Stockholder’s obligations hereunder.

(e)      The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by the Stockholder except for applicable requirements, if any, of the Exchange Act.

(f)       As of the date hereof, there is no Action pending or, to the knowledge of the Stockholder, threatened against the Stockholder before or by any Governmental Body that would reasonably be expected to materially impair or materially delay the ability of the Stockholder to perform its obligations under this Agreement.

(g)      No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission from the Company other than as disclosed in the Merger Agreement in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in his, her or its capacity as a stockholder of the Company.

(h)     The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

Section 5         Representations and Warranties of Parent. Parent hereby represent and warrant to the Stockholder as of the date hereof as follows:

(a)       Parent is duly organized and validly existing and in good standing (or its equivalent, where applicable) under the laws of its jurisdiction of organization. Parent has the full requisite power and authority to execute and deliver this Agreement, has taken all action necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and to perform Parent’s obligations, as applicable, hereunder and no other proceedings or actions on the part of Parent are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(b)       This Agreement has been duly executed and delivered by or on behalf of Parent and, assuming due authorization, execution and delivery hereof by the Stockholder, constitutes a valid and binding agreement with respect to Parent, enforceable against Parent in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 6          Waiver of Actions. The Stockholder agrees that the Stockholder will not, in the Stockholder’s capacity as a stockholder of the Company, bring, commence, institute, maintain, or prosecute or voluntarily and knowingly aid any action (a) which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or the Merger Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, whether alone or together with any of the other agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Company Board, or breaches any fiduciary duty of the Company Board or any member thereof, or (b) against Parent, Merger Sub or their respective Representatives in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby (other than an action pursuant to Section 8.7(b) of the Merger Agreement or, if the Effective Time occurs, an action with respect to the Stockholder’s right under the Merger Agreement to receive the Merger Consideration for the Shares). During the term of this Agreement, the Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise or assert, on its own behalf or on behalf of any other holder of Shares, any rights of appraisal, any dissenters’ rights or any similar rights relating to the Merger that the Stockholder may have by virtue of, or with respect to, any Shares beneficially owned by the Stockholder. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall release, waive discharge, compromise, settle or affect any rights or claims that Stockholder or its Affiliates may have for (i) indemnification, advancement of expenses, contribution or reimbursement under any applicable Law, the certificate of incorporation, bylaws or other organizational documents of any person or party, any agreement or arrangement providing for such indemnification, advancement, contribution or reimbursement or any insurance policy covering Stockholder or any of its Affiliates, (ii) any breach of or default under this Agreement, the Merger Agreement or any other agreement or document executed or delivered by Parent or Merger Sub in connection with this Agreement or the Merger Agreement or (iii) any rights under this Agreement or the Merger Agreement.

Section 7         No Limitation on Discretion as Director or Fiduciary. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Stockholder or any representative of the Stockholder, (a) if the Stockholder or such representative is a director on the Company Board or is an officer or other fiduciary of the Company, from exercising his or her duties and obligations as a director, officer or fiduciary of the Company or otherwise taking, or omitting to take, any action (including with respect to an Acquisition Proposal or a Change of Board Recommendation in accordance with the Merger Agreement), subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director, officer or fiduciary of the Company, or (b) if the Stockholder or such representative is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his or her duties and obligations as a trustee or fiduciary of such ERISA plan or trust. The Stockholder is executing this Agreement solely in its capacity as a stockholder of the Company.

Section 8           Specific Enforcement. The parties acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (a) each party hereto will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking and (b) the parties will, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement.  Notwithstanding the parties’ rights to specific performance pursuant to this Section 8, each party may pursue any other remedy available to it at law or in equity, including monetary damages.

Section 9           Further Assurances. Each of Stockholder and Parent shall, from time to time and without additional consideration, execute and deliver, or cause to be executed and delivered such additional or further consents, documents and other instruments as the other party may reasonably request for the purpose of complying with such party’s obligations under this Agreement.

Section 10        Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder if they are, in accordance with the methods set forth in Section 9.2 of the Merger Agreement: (a) delivered to Parent at the address set forth in Section 9.2 of the Merger Agreement or (b) delivered to the Stockholder at its address and email address set forth on the Stockholder’s signature page to this Agreement (or, in each case, to such other recipient or address as designated in a written notice to the Stockholder or Parent, as applicable, in accordance with this Section 10).

Section 11        No Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements in this Agreement, and all rights and remedies with respect thereto, shall not survive the termination of this Agreement.

Section 12       Termination. This Agreement shall automatically terminate and become void and of no further force or effect, without any notice or other action by any Person, upon the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be validly terminated pursuant to its terms, (c) the mutual written agreement of the parties to terminate this Agreement, and (d) the delivery of written notice of termination by the Stockholder to Parent following any modification or amendment of the Merger Agreement (including any exhibits, annexes or schedules thereto, such as the CVR Agreement) in each case without the prior written consent of the Stockholder, that, in each case, (i) results in a decrease in the amount or changes the form of consideration payable to the Stockholder pursuant to the terms of the Merger Agreement (including any exhibits or schedules thereto, such as the CVR Agreement) as in effect on the date hereof (other than a change in form from CVRs to cash where the price payable in cash is not less than a respective Milestone Payment), or (ii) makes any change in the terms or conditions of the Merger Agreement that is adverse in any material respect to the Stockholder (in its capacity as such) (the items set forth in clauses (i) and (ii), an “Adverse Amendment”); provided, that (i) Section 6, this Section 12,the first two sentences of Section 13 and the applicable definitional and interpretive provisions of Section 14 through Section 19, Section 21, Section 22, Section 24, Section 25 and Section 26 shall survive such termination and (ii) unless the Effective Time shall have occurred, no such termination shall relieve or release the Stockholder from any obligations or liabilities arising out of its Intentional Breach of this Agreement prior to its termination.

Section 13        Disclosure. The Stockholder shall permit the Company, Parent and Merger Sub to disclose in all documents and schedules filed with the U.S. Securities and Exchange Commission (“SEC”) that the Company, Merger Sub and Parent determine to be necessary in connection with the Merger Agreement and the transactions contemplated thereby, including the Merger, the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement; provided, that the Stockholder shall have a reasonable opportunity to review and comment on such disclosure prior to any such filing. The Stockholder shall promptly notify the Company, Merger Sub and Parent if it becomes aware of any required corrections with respect to any information provided by or on behalf of the Stockholder for inclusion in any such disclosure document if and to the extent that the Stockholder becomes aware that any such information shall have become untrue or misleading in any material respect. The Stockholder shall not make any press release, public announcement or other communication with respect to Parent or its Affiliates, this Agreement or the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of the Company and Parent, except (a) as required by applicable law (including the filing of a Schedule 13D with the SEC which may include this Agreement as an exhibit thereto), in which case, to the extent legally permissible, the Company and Parent shall have a reasonable opportunity to review and comment on such communication before Stockholder makes such communication public and Stockholder shall give reasonable and good faith consideration to any such comments and (b) for any such communication that is materially consistent with previous public announcements by the Company or Parent.

Section 14         Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule, Law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in an acceptable manner that the transactions and agreements contemplated hereby are fulfilled to the fullest extent possible.

Section 15         Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective permitted successors and assigns.

Section 16         Amendments and Waivers.

(a)       This Agreement may not be amended or supplemented except by an instrument in writing signed by the parties.

(b)      No provision of this Agreement may be waived or extended except by an instrument in writing signed by the party to be bound thereby. The failure of any party to assert any rights or remedies will not constitute a waiver of such rights or remedies.

Section 17         Governing Law. This Agreement, and any Action arising out of or relating to this Agreement or the transactions contemplated hereby, will be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 18        Jurisdiction; Forum. Each party (a) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the United States District Court for the District of Delaware) (the “Chosen Courts”), (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, (c) agrees that any Actions arising in connection with or relating to this Agreement or the transactions contemplated hereby shall be brought only in the Chosen Courts, (d) waives any claim of improper venue or any claim that the Chosen Courts are an inconvenient forum and (e) agrees that it shall not bring any Action relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts; provided that each party has the right to bring any action or proceeding for enforcement of a judgment entered by the Chosen Courts in any other court or jurisdiction.

Section 19        WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER DOCUMENTS AND AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF AN ACTION, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

Section 20       No Agreement Until Executed; No Ownership Interest. Irrespective of negotiations among the parties hereto or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by the parties hereto. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company as a result of this Agreement or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise provided herein.

Section 21        Certain Events. Notwithstanding anything in this Agreement to the contrary, if, at any time occurring on or after the date hereof and prior to the Effective Time, any change in the outstanding equity interests or capital structure of the Company shall occur as a result of any reorganization, reclassification, recapitalization, division or subdivision of shares, consolidation of shares, stock split (including a reverse stock split), exchange or readjustment of shares, or any stock dividend or stock distribution or other similar transaction, the type and number of the Shares subject to this Agreement shall be adjusted appropriately, and this Agreement and the obligations hereunder shall automatically attach to any Shares, New Shares or other securities issued to or acquired by the Stockholder or any of its controlled Affiliates.

Section 22         Entire Agreement. This Agreement, including the Schedule hereto, and the other documents delivered in connection with this Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 23        Counterparts; Effectiveness; PDF Signature. This Agreement may be executed and delivered in any number of counterparts, including by executed signatures in electronic format, including “pdf,” and other electronic signatures, including DocuSign and AdobeSign, in each case transmitted by email, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement shall become effective when each party shall have received a counterpart of this Agreement signed by the other party. Until and unless each party has received a counterpart of this Agreement signed by each other party, this Agreement shall have no effect and neither Parent nor the Stockholder shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 24       Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby, whether or not the Merger is consummated.

Section 25         Other Definitional and Interpretive Provisions. Unless the express context otherwise requires (a) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (c) the terms “Dollars” and “$” mean U.S. dollars; (d) references herein (whether capitalized or not) to a specific Section, Subsection, Recital or Schedule shall refer, respectively, to Sections, Subsections, Recitals or Schedules of this Agreement; (e) wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (f) references herein to any gender shall include each other gender; (g) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (h) the word “or” shall be disjunctive but not exclusive; (i) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (j) references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder; (k) references herein to any Contract mean such Contract as amended, supplemented or modified (including any waiver thereof) in accordance with the terms thereof; (l) the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties; (m) except as otherwise specifically set forth herein, when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the last day for the giving of any notice or the performance of any action required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action, unless otherwise required by Law, shall be extended to the next succeeding Business Day; (n) references herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement”; (o) the words “to the extent” shall mean the degree to which the subject matter thereof relates and shall not merely mean “if”; (p) any reference to any Person shall be construed to include such Person’s successors and assigns; and (q) unless the context otherwise requires, the term “party” or “Party” when used in this Agreement means a party to this Agreement.

Section 26         Construction. The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each party hereto has duly executed and delivered this Agreement, all as of the date first above written.

[STOCKHOLDER]

By:
Name:
Title:

E-mail:

Address:

With a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attn:	Matthew G. Hurd;
Bradley S. King
E-mail:	[***]

IN WITNESS WHEREOF, each party hereto has duly executed and delivered this Agreement, all as of the date first above written.

[PARENT]

By:
Name:
Title:

Schedule 1

Stockholder (Name):

Company Shares	Company Stock Options	Company RSUs

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